Exhibit 99.1

NEWS RELEASE

2200 Rand Building • Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Announces

$25 Million Strategic Investment by East Asset Management and

Establishment of External Management Structure

•

East Asset Management to make $25 million strategic investment into Rand Capital in exchange for approximately 8.3 million shares of Rand Capital common stock; $3.00 per share purchase price represents a 33% premium above yesterday’s closing price

•	Rand to externalize management: retaining current team and creating a lower expense-to-asset ratio structure

•	Board of Directors plans to declare special dividend of an estimated $1.50 per share in combination of cash and stock; intends to establish ongoing regular cash dividend policy post close

•	Transactions create greater scale, immediately strengthen net investment income, provide additional investment expertise and establish expanded sourcing platform for growth

BUFFALO, NY, January 25, 2019 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or “Rand Capital” or the “Company”), announced today that the Board of Directors has entered into a stock purchase agreement to sell approximately 8.3 million shares of Rand Capital’s common stock to East Asset Management, LLC (“EAM”) for $25 million in cash and assets. The purchase price of $3.00 per share represents a 33% premium over the January 24, 2019 closing price of $2.26 per share. The sale and issuance of common stock pursuant to the stock purchase agreement is subject to shareholder approval and receipt of required regulatory approval from the U.S. Small Business Administration (“SBA”).

Erland (“Erkie”) Kailbourne, Chairman of the Board of Rand Capital, noted, “We believe the strategic investment by East Asset Management into Rand is both a testament to the success of our organization and a transforming opportunity for future growth. The additional assets provide us greater scale with more income-producing instruments that are immediately accretive to net investment income, while the cash enhances our liquidity and enables further expansion of our investment portfolio. We also expect the externalization of management to reduce our expense-to-asset ratio, thereby improving our earnings power. Following the closing of the transactions, we intend to use cash and stock to pay a special dividend to shareholders and also intend to institute on-going cash dividends. The Board of Directors is unanimously recommending that shareholders approve the transactions.”

- MORE -

Rand Capital Announces $25 Million Strategic Investment by East Asset Management and Establishment of

External Management Structure

January 25, 2019

Adam Gusky, Chief Investment Officer at East Asset Management, said “Our investment in Rand demonstrates our confidence in the potential of the Company, as well as our continued dedication to Buffalo and Western New York. With additional capital resources, an enhanced investment team, streamlined operations and a shareholder-friendly structure, we are excited about Rand’s potential to deliver consistent shareholder value over time.”

The Proposed Transactions

EAM plans to purchase approximately 8.3 million in Rand shares for $25 million consisting of approximately $13.5 million in cash and the contribution of approximately $11.5 million in portfolio assets. The contributed portfolio assets are income-producing instruments that were originated in the last 48 months and will immediately increase net investment income for Rand. EAM will hold approximately 57% of shares outstanding following the share purchase.

A new entity, Rand Capital Management, LLC (“RCM”), will be established as an external management company and will be retained by Rand Capital to be its investment advisor. RCM’s operations will remain in Buffalo, New York, with Allen F. “Pete” Grum as President and Chief Executive Officer, and Daniel P. Penberthy as Executive Vice President and Chief Financial Officer, for RCM. They will continue as well as members of RCM’s investment committee. The retention of RCM to externalize the management structure is also subject to shareholder approval.

The proposed transactions, which are subject to certain shareholder and regulatory approvals and consents, is expected to close during the third quarter of 2019. Following the close, Rand will continue to trade on the Nasdaq under its ticker “RAND” and will operate as an externally-managed business development corporation (“BDC”).

Post Transaction Restructuring to Regulated Investment Company (RIC), Planned Special Dividend to Shareholders and Intent to Pay Ongoing Regular Cash Dividends

In connection with closing and contingent upon meeting certain tax-related conditions, Rand intends to elect to become a regulated investment company (“RIC”) for U.S. federal tax purposes enabling the pass through of capital gains and investment income to shareholders without payment of corporate-level U.S. federal income tax by Rand.

To qualify as a RIC, Rand’s Board of Directors intends to declare a special dividend of an estimated $22 million, or $1.50 per share, representing its current estimate of accumulated earnings and profits since inception. The dividend amount is subject to final determination of the estimate after closing. The dividend is expected to be comprised of 20% cash and 80% stock. Each shareholder will have the opportunity to elect to receive the dividend in cash or additional shares of Rand stock. The exact distribution of cash and stock to any given shareholder will be subject to limitation on the aggregate amount of cash and stock available for distribution, as well as the individual and collective elections by shareholders. The entire distribution will be taxable to shareholders regardless of whether it is received in cash, stock, or any combination thereof.

In addition to the externalization of management, the intent of the restructuring and addition of yielding assets is to enable Rand to become a regular dividend-paying BDC. Rand’s Board of Directors intends to pay greater than 90% of its investment company taxable income in regular cash dividends to shareholders.

-MORE-

Rand Capital Announces $25 Million Strategic Investment by East Asset Management and Establishment of

External Management Structure

January 25, 2019

Future Growth Strategy

Daniel P. Penberthy, Executive Vice President and CFO, of Rand Capital, commented, “Following the establishment of an external management company, we believe our expanded resources will broaden our potential pipeline of investment opportunities in order to build our portfolio and grow net investment income. Strategically, we expect to advance our efforts to increase our income producing investments that can support a regular cash dividend for shareholders and complement our equity investments that drive capital appreciation.”

Pete Grum, President and CEO, concluded, “This is a transformational event for Rand Capital and we believe East Asset Management is a perfect partner. The benefits of their investment and management talent provide the platform for future growth that will benefit Rand shareholders. We hope you are as excited to be a part of this evolution as we are.”

CONFERENCE CALL AND WEBCAST

Rand Capital will host a presentation only conference call and webcast at 11:00 a.m. Eastern Time today to review the transactions. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com under “Investor Relations”.

Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investor Relations”.

A telephonic replay will be available from approximately 2:00 p.m. Eastern Time on Friday, January 25, through Friday, February 1, 2019. To listen to the archived call, dial (412) 317-6671, and enter conference ID number 13686198. A transcript of the call will be placed on Rand’s website, once available.

About Rand Capital

Rand Capital (Nasdaq: RAND) is a Business Development Company (BDC) with a wholly-owned subsidiary licensed by the U.S. Small Business Administration (SBA) as a Small Business Investment Company (SBIC). Rand focuses its equity investments in early or expansion stage companies and generally lends to more mature companies. The Company seeks investment opportunities in businesses with strong leaders who are bringing to market new or unique products, technologies or services that have a high potential for growth. Additional information can be found at the Company’s website where it regularly posts information: http://www.randcapital.com/.

About East Asset Management

East Asset Management (EAM), formed in 2010, is dedicated to investing in private & public market securities and has formed multiple investment vehicles that provide capital to a variety of industries including energy, media, real estate, hospitality, sports and entertainment. EAM has developed a unique and proprietary network for sourcing investment opportunities, including opportunities in the private credit/current yield space, leveraging both its in-house and affiliated investment talent and capabilities. EAM is an entity owned by Terry and Kim Pegula, owners of Pegula Sports & Entertainment: the management company streamlining key business areas across all Pegula family-owned sports and entertainment properties including the Buffalo Bills, Buffalo Sabres, Buffalo Bandits, Rochester Americans, Harborcenter, Black River Entertainment, ADPRO Sports, PicSix Creative agency and numerous hospitality properties.

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Rand Capital Announces $25 Million Strategic Investment by East Asset Management and Establishment of

External Management Structure

January 25, 2019

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions, including receipt of necessary shareholder approvals and approval from the Small Business Administration; the intention of Rand Capital to elect to be become a regulated investment company for U.S. federal tax purposes; the intention to declare and pay a special cash and stock dividend upon the closing of the proposed transactions; the intention to pay a regular cash dividend after the completion of the proposed transactions; the expected benefits of the proposed transactions such as a lower expense-to-asset ratio for Rand Capital, increased net investment income, availability of additional resources, expanded access to and sourcing platform for new investments and streamlining of operations under the external management structure; the business strategy of originating additional income producing investments; the competitive ability and position of Rand Capital following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transactions may not be satisfied or waived, on a timely basis or otherwise, including that the SBA may not approve the proposed transactions or that the required approvals by the shareholders of Rand Capital may not be obtained; (2) the risk that the proposed transactions may not be completed in the time frame expected by parties, or at all; (3) the risk that Rand Capital may be unable to fulfill the conditions required in order to elect to be treated as a regulated investment company for U.S. federal tax purposes; (4) uncertainty of the expected financial performance of Rand Capital following completion of the proposed transactions; (5) failure to realize the anticipated benefits of the proposed transactions, including as a result of delay in completing the proposed transactions; (6) the risk that Rand Capital is unable to declare the special cash and stock dividend or pay regular dividends on a going forward basis; (7) the occurrence of any event that could give rise to termination of the stock purchase agreement; (8) the risk that shareholder litigation in connection with the proposed transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; and (11) other risk factors as detailed from time to time in Rand Capital’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand Capital’s annual report on Form 10-K for the year ended December 31, 2017, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand Capital’s current plans, estimates and beliefs. Except as required by applicable law, Rand Capital assumes no obligation to update the forward-looking information contained in this release.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of solicitation of proxies from shareholders of Rand Capital common stock in respect of the proposed transactions. In connection with these transactions, Rand Capital intends to file a proxy statement in preliminary and definitive form with the SEC that will contain important information about the proposed transactions and related matters, and deliver a copy of the proxy statement to its shareholders. INVESTORS OF RAND CAPITAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors may obtain a free copy of these materials when they are available and other documents filed by Rand Capital with the SEC at the SEC’s website at www.sec.gov or at Rand Capital’s website at www.randcapital.com. Investors and security holders may also obtain free copies of the proxy statement and other documents filed with the SEC from Rand Capital by calling Investor Relations at 716-843-3908.

-MORE-

Rand Capital Announces $25 Million Strategic Investment by East Asset Management and Establishment of

External Management Structure

January 25, 2019

No Offer or Solicitation

This is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this press release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in Rand Capital.

Participants in the Solicitation

Rand Capital and its directors, executive officers, employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Rand Capital common stock in respect of the stock purchase and management externalization transactions. Information regarding Rand Capital’s directors and executive officers is available in its definitive proxy statement filed with the SEC on March 8, 2018, in connection with its 2018 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Contacts:

Company:	Investors:

Allen F. (“Pete”) Grum	Deborah K. Pawlowski / Karen L. Howard
President and CEO	Kei Advisors LLC
Phone: 716.853.0802	Phone: 716.843.3908 / 716.843.3942
Email: pgrum@randcapital.com	Email: dpawlowski@keiadvisors.com / khoward@keiadvisors.com

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